UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Arhaus, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of Arhaus, Inc., a Delaware corporation (the “Company”) with its principal executive office located at 51 E. Hines Hill Road, Boston Heights, Ohio 44236, will be held virtually on May 18, 2023 at 9:00 A.M. Eastern Time (the “Annual Meeting”). A live webcast of the Annual Meeting will be available, and you will not be able to physically attend the Annual Meeting in-person. Registration for the Annual Meeting is required online at www.proxydocs.com/ARHS. The purpose of the Annual Meeting is:

1.	To elect four Directors, each to serve a three-year term;

2.	To approve the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2023; and

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 20, 2023 will be entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting.

The Annual Meeting will be held in a virtual-only meeting format, via a live webcast that will provide stockholders with the ability to participate and vote their shares. The virtual Annual Meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by Internet, by phone, electronically during the Annual Meeting, or by completing and returning the enclosed proxy card.

By order of the Board of Directors,

/s/ Allan Churchmack

Allan Churchmack

Secretary

March 30, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 18, 2023.

The Proxy Statement and Proxy Card are available at

www.proxydocs.com/ARHS

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2023

The Company’s Board of Directors (or the “Board”) is sending you this proxy statement to ask for your vote as a stockholder of Arhaus, Inc. (the “Company”) on matters to be voted on at the upcoming Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on May 18, 2023 at 9:00 A.M. Eastern Time. The Company is first making available this proxy statement, accompanying notice of meeting, proxy form, and the Company’s Annual Report to Stockholders on March 30, 2023.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on matters outlined in the accompanying notice of the meeting, including the election of four Directors and the approval of the Audit Committee’s selection of the Company’s independent accountants. We are not aware of any other matters that will be presented for your vote at the meeting.

Why is the meeting virtual?

We believe a virtual-only meeting facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources, or physical location.

Who can attend the meeting?

Only stockholders as of the record date, which is March 20, 2023, or their duly appointed proxies, may attend the meeting.

In order to attend the meeting, you must register at www.proxydocs.com/ARHS. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the meeting and to vote during the meeting.

As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the registration process.

When and where is the meeting?

On May 18, 2023, you may access the virtual-only meeting by using the unique link that will be included in the instructional email sent following registration. Stockholders may begin to log in fifteen minutes prior to the meeting’s start time. The meeting will begin promptly at 9:00 A.M. Eastern Time.

If you encounter any technical difficulties accessing the meeting, including any difficulties voting, there will be technical support that you may call. The technical support number will be included in the instructional email sent following registration.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 20, 2023, are entitled to receive notice of the meeting and to vote the number of shares of common stock that they held on the record date. As of the record date, the Company has outstanding 52,923,110 shares of Class A common stock and 87,115,600 shares of Class B common stock. The shares of Class A common stock and Class B common stock vote together on matters submitted to a vote of stockholders. Each outstanding share of Class A common stock entitles its holder to cast one vote on each matter to be voted on, and each share of Class B common stock entitles its holder to cast ten votes on each matter to be voted on.

How do I vote by proxy?

Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, LLC, you may authorize that your shares be voted at the meeting in one of the following ways:

By Internet or Telephone. You may vote by Internet or telephone by following the instructions on the proxy card.

By Mail. If you received a printed copy of the proxy materials, then you may complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

Electronically during the Virtual Meeting. You may also vote in real-time by attending the virtual meeting using the unique link included in the instructional email sent following registration.

Shares Held in Street Name. If you hold your shares through a broker, bank, or other nominee (that is, in street name), you will receive instructions from your broker, bank, or nominee that you must follow in order to submit your voting instructions and have your shares voted at the meeting. If you want to vote in real-time virtually at the meeting, you must register in advance at www.proxydocs.com/ARHS. You may be instructed to obtain a legal proxy from your broker, bank, or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

If you hold Company shares in multiple accounts, you may receive more than one set of proxy materials. To ensure that all your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of proxy materials.

May I revoke my proxy?

If you are a holder of record, you may revoke your proxy at any time before it is exercised by delivering written notice of revocation to the Company’s Secretary, Allan Churchmack, at the Company’s principal executive offices at 51 E. Hines Hill Road, Boston Heights, Ohio 44236. If you hold your shares in street name, you must follow the instructions provided by your broker, bank, or nominee to revoke your voting instructions. Attendance at the meeting will not itself revoke an earlier submitted proxy.

What constitutes a quorum?

The presence at the meeting, either by live virtual attendance or by proxy, of the holders of shares of common stock representing a majority of the voting power outstanding on the record date, March 20, 2023, and entitled to vote will represent a quorum permitting the conduct of business at the meeting. Proxies received by the Company marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What is a “broker non-vote”?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the approval of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of Directors. Broker non-votes count for purposes of determining whether a quorum is present.

What vote is required to approve each proposal, assuming that a quorum is present at the Annual Meeting?

The four nominees receiving the greatest number of votes ‘FOR’ election will be elected as Directors. If you do not vote for a particular Director nominee, or if you indicate ‘WITHHOLD’ authority for a particular nominee on your proxy form, your vote will not count either for or against the nominee. If your shares are held in street name by a broker or nominee indicating on a proxy that it does not have authority to vote on this or any other proposal, this will result in a broker non-vote, which will not count toward the election of any of the nominees.

Although the Audit Committee may select the Company’s independent accountants without stockholder approval, the Audit Committee will consider the affirmative vote of the holders of shares of common stock representing a majority of the voting power present in person or by proxy and entitled to vote on the proposal to be an approval by the stockholders of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants. Abstentions will have the same effect as a vote against the proposal. Approval of the Audit Committee’s selection of the Company’s independent accountants is a “routine” matter so there should be no broker non-votes with respect to this proposal.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Company’s Board of Directors. The Company will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, regular employees of the Company may solicit proxies by telephone, facsimile, or email.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company was formed in July 2021 in connection with the initial public offering of the Company’s common stock on November 4, 2021 (the “IPO”), and the initial Directors were Messrs. Adams, Reed, and Brutocao. Messrs. Beargie, Roth, Doody, Kyees and Lewis and Ms. Hyde were appointed to the Board of Directors at the time of the IPO. On March 2, 2023, the Board determined to increase the size of the Board to ten members and appointed Ms. DePree to fill the vacancy.

The Company’s Amended and Restated Certificate of Incorporation provides that our Board of Directors is classified into three classes, as nearly equal in size as practicable, with staggered three-year terms. Our Class I Directors, who include Albert Adams, John Kyees, and John Roth, were elected at the 2022 Annual Meeting of Stockholders and their terms will expire at the Annual Meeting to be held in 2025. The Class II Directors are Brad Brutocao, Alexis DePree, Andrea Hyde, and Rick Doody, and their terms will expire at the Annual Meeting to be held on May 18, 2023. The Class III Directors are Bill Beargie, Gary Lewis, and John Reed, and their terms will expire at the Annual Meeting to be held in 2024.

The four Director nominees who receive the greatest number of ‘FOR’ votes will be elected as Directors. If elected, each nominee will serve as a Director for a three-year term and until his or her successor is duly elected and qualified at the Annual Meeting to be held in 2026. Unless you specify otherwise, the shares of stock represented by your proxy will be voted to re-elect all of the Director nominees set forth in this proxy statement. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board intends that proxies will be voted for the election of a substitute nominee designated by the Board as recommended by the Nominating & Corporate Governance Committee.

The Board of Directors recommends that the stockholders vote FOR the Director nominees named below.

NOMINEES FOR ELECTION AT ANNUAL MEETING

Brad Brutocao	Age: 49	Director Since 2021

Brad J. Brutocao has served as a member of our Board since July 2021 and on the Board of Directors of Arhaus, LLC since January 2014. Mr. Brutocao joined Freeman Spogli in 1997 and became a partner in 2008. Prior to joining Freeman Spogli, Mr. Brutocao worked at Morgan Stanley & Co. in the Mergers and Acquisitions and Corporate Finance departments. In addition, Mr. Brutocao is a member of the board of directors of several private companies and previously served as a director of Floor & Decor Holdings, Inc. from November 2010 to December 2020 and Boot Barn Holdings, Inc. from December 2011 to June 2019.

We believe Mr. Brutocao is qualified to serve on our Board of Directors because of his experience managing investments in, and serving on the boards of, companies operating in the retail and consumer industries.

Alexis DePree	Age: 44	Director Since 2023

Alexis DePree was appointed to the Board on March 2, 2023. Ms. DePree has served as Chief Supply Chain Officer of Nordstrom, Inc. since January 2020. Ms. DePree previously served as Vice President of Americas Sort Centers at Amazon.com, Inc. from 2018 to 2020, and as Amazon’s Vice President of Global Supply Chain Operations from 2016 to 2018. From 2007 to 2016, she held executive positions with increasing responsibility at Target Corporation, prior to which she was employed at Dell Technologies Inc. in various leadership positions from 2001 to 2005.

We believe Ms. DePree is qualified to serve on our Board of Directors because of her significant supply chain experience in the retail industry.

Rick Doody	Age: 64	Director Since 2021

Rick Doody has served as a member of our Board since 2021 and served as a member of the Board of Directors of Arhaus, LLC since January 2014. Mr. Doody was the chair and founder of Bravo/Brio Restaurant Group (BBRG) and served as CEO and then its chairman from 1992 until it was sold in 2018. Mr. Doody owns six restaurant concepts in the Cleveland area: Cedar Creek Grille, 17 River Grille, Lindey’s Lake House, Jojo’s Bar and Bar Italia (2). Mr. Doody is a member of the World Presidents’ Organization (WPO) and serves on the boards of Lindey’s, Stella Maris Rehabilitation Center, and the Boys and Girls Club of Cleveland.

We believe Mr. Doody is qualified to serve on our Board of Directors because of his substantial management, operational, and entrepreneurial experience related to restaurant concepts and site selection.

Andrea Hyde	Age: 58	Director Since 2021

Andrea Hyde has served as a member of our Board since 2021 and served as a member of the Board of Directors of Arhaus, LLC since January 2018. Ms. Hyde is the founder and President of Hyde & Chic Inc., a business growth strategy consulting firm, and has been a director of Awake Chocolate since 2022. Prior to founding Hyde & Chic Inc. in January 2018, Ms. Hyde was Chief Executive Officer of Draper James from 2014 to 2017. Prior to her role at Draper James, Ms. Hyde was President of Burch Creative Capital, President & Chief Executive Officer of French Connection USA, and Senior Vice President of Global Marketing and Communications at Kenneth Cole Productions.

We believe Ms. Hyde is qualified to serve on our Board of Directors because of her extensive experience in managing, marketing, and branding lifestyle retail concepts and knowledge of omni-channel platforms.

OTHER DIRECTORS

The following Directors have terms that expire in 2024 and 2025 and will continue to serve as Directors following the Annual Meeting.

Albert Adams	Age: 72	Director Since 2021 Term Expires: 2025

Albert Adams has served as a member of our Board since July 2021, on the Board of Directors of Arhaus, LLC since 2014, and joined the Board of Directors of the predecessor of Arhaus, LLC in 2001. Mr. Adams joined Baker & Hostetler LLP in 1977, became a partner in 1984, and served as a member of its governing body between 1993 to 2014. Mr. Adams’ practice is in the business and corporate areas, with special emphasis on the structuring and financial aspects of business transactions. Mr. Adams has served as a director of numerous private businesses and seven public companies. He also has been a board member or trustee of a number of community and charitable organizations, including the Cleveland Chapter of the American Red Cross, the Center for Families and Children, the Greater Cleveland Roundtable, the Greater Cleveland Sports Commission, the Corporate College (a division of Cuyahoga Community College), the Western Reserve Historical Society, Learning Disability Associates, and the Karamu Playhouse.

We believe Mr. Adams is qualified to serve on our Board of Directors because of his combination of legal and business skills and his extensive experience in advising public and private companies in various capacities, including with respect to capital markets activity, business combinations, and corporate governance.

Bill Beargie	Age: 66	Director Since 2021 Term Expires: 2024

Bill Beargie has served as a member of our Board since 2021, served as a member of the Board of Directors of Arhaus, LLC since 2014, and joined the Board of Directors of the predecessor of Arhaus, LLC in 2001. Mr. Beargie has been a CPA for Card, Palmer, Sibbison & Co. since 2015. Mr. Beargie was Chief Financial Officer and Administrative Vice President of Arhaus from 1987 to 1997.

We believe Mr. Beargie is qualified to serve on our Board of Directors because of his extensive experience in accounting and finance and his familiarity with the Company as its former Chief Financial Officer.

John Kyees	Age: 76	Director Since 2021 Term Expires: 2025

John Kyees has served as a member of our Board since 2021 and served as a member of the Board of Directors of Arhaus, LLC since November 2011. Mr. Kyees has held the Chief Financial Officer role at the following retailers: Urban Outfitters, Inc. from 2003 to 2010, bebe Stores, Inc. from 2002 to 2003, Skinmarket from 2000 to 2002, Ashley Stewart from 1997 to 2002, Express (Division of the Limited) from 1984 to 1997, and Chas. A. Stevens (Division of Hartmarx) from 1982 to 1984. Mr. Kyees recently served on the board of directors of Vera Bradley from 2010 to 2022 as lead independent director and formerly served as chair of the audit committee, and he previously served as chair and a director of Destination XL Group, Inc.

We believe Mr. Kyees is qualified to serve on our Board of Directors because of his extensive executive-level retail experience having served as Chief Financial Officer for several prominent retailers.

Gary Lewis	Age: 64	Director Since 2021 Term Expires: 2024

Gary Lewis has served as a member of our Board since 2021, served as a member of the Board of Directors of Arhaus, LLC since January 2014, and joined the Board of Directors of the predecessor to Arhaus, LLC in September 2013. Mr. Lewis has been a principal at GLA Real Estate since 2013. Prior to his role at GLA Real Estate, Mr. Lewis was Senior Executive Vice President and President of the Mall Leasing Division at Simon Property Group from 1986 to 2013. Mr. Lewis also guest teaches in the Ring Distinguished Speakers series in the Bergstrom Center for Real Estate in the Warrington College of Business Administration at the University of Florida and is a member of the International Council of Shopping Centers (ICSC).

We believe Mr. Lewis is qualified to serve on our Board of Directors because of his substantial experience in retail real estate, including the representation of landlords and tenants in lease negotiations, and experience leading and overseeing new construction, renovations, and expansions of retail and mixed-use projects.

John Reed	Age: 68	Chairman and Director Since 2021
Term Expires: 2024

John Reed has served as a member of our Board since July 2021. He co-founded Arhaus in 1986 and has served on the Board of Directors of Arhaus, LLC as Chairman since its formation in December 2013, and served as our Chief Executive Officer (“CEO”) from January 1997 through December 2015 and since February 2017 through the reorganization into Arhaus, Inc.

We believe Mr. Reed is qualified to serve on our Board of Directors because of, among other things, his extensive knowledge and experience with the business and his role as our Founder1 and CEO.

John M. Roth	Age: 64	Director Since 2021 Term Expires: 2025

John M. Roth has served as a member of our Board since 2021 and served as a member of the Board of Directors of Arhaus, LLC since January 2014. Mr. Roth joined Freeman Spogli in 1988 and has been a partner since 1993. Mr. Roth currently serves as a member of the board of directors of El Pollo Loco Holdings, Inc. and previously served as a director of Floor & Decor Holdings, Inc. from November 2010 to December 2020.

We believe Mr. Roth is qualified to serve on our Board of Directors because of his extensive experience as a Board member of numerous retail and consumer businesses and his experience and insights into strategic expansion opportunities, capital markets, and capitalization strategies.

1 “Founder” refers to John Reed and when used in the context of ownership of our securities, includes trusts or other entities controlled by him that hold Class B common stock.

GOVERNANCE

Leadership Structure of our Board of Directors

Our Board leadership structure consists of a combined CEO and Chairman of the Board, along with an Independent Lead Director. Arhaus believes that a combined CEO and Chairman of the Board role is appropriate because it provides an efficient and effective leadership structure for the Company. It promotes alignment between the Board and management on Arhaus’ strategic objectives, facilitates effective presentation of information to enable the Board to fulfill its responsibilities, and allows for productive and effective Board meetings. The Board is composed of ten Directors. Mr. Reed serves as the CEO and Chairman, and Mr. Adams serves as the Independent Lead Director.

Board Meetings

The Board held nine meetings in the 2022 fiscal year. Each Director who served in fiscal year 2022 attended more than 75% of the aggregate number of meetings of the Board and committees on which he or she served in such fiscal year. Although the Company has not established a policy regarding Director attendance at the stockholder meeting, it is expected that all Directors will be available to attend the Annual Meeting. All Directors who served in fiscal year 2022 attended the 2022 Annual Meeting.

Director Independence

Our Board of Directors has undertaken a review of the independence of each Director. Based on information provided by each Director concerning his or her background, employment, and affiliations, our Board of Directors has determined that Ms. Hyde and Ms. DePree and Messrs. Adams, Beargie, Brutocao, Doody, Kyees, Lewis and Roth qualify as “independent directors,” as defined under the rules of Nasdaq. Mr. Reed is the Company’s CEO and, therefore, not independent from the Company.

Board Diversity

The Board Diversity Matrix sets forth information about the diversity of the Board of Directors in accordance with the Nasdaq board diversity disclosure rules. Each of the categories listed below has the meaning as used in Nasdaq Rule 5605.

Board Diversity Matrix (as of March 20, 2023)
Total Number of Directors: 10
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	2	7	-	1

Part II: Demographic Background

African American or Black	-	-	-	-

Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-

Hispanic or Latino	-	-	-	-

Native Hawaiian or Pacific Islander	-	-	-	-

White	2	7	-	-

Two or More Races or Ethnicities	-	-	-	-

LGBTQ+	-	-	-	-

Did Not Disclose Demographic Background	-	-	-	1

Board Diversity Matrix (as of March 20, 2022)
Total Number of Directors: 9
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	1	8	-	-

Part II: Demographic Background

African American or Black	-	-	-	-

Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-

Hispanic or Latino	-	-	-	-

Native Hawaiian or Pacific Islander	-	-	-	-

White	1	8	-	-

Two or More Races or Ethnicities	-	-	-	-

LGBTQ+	-	-	-	-

Did Not Disclose Demographic Background	-	-	-	-

BOARD COMMITTEES AND MEETINGS

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating & Corporate Governance Committee, each of which operates under a charter that is posted on our website at https://ir.arhaus.com/corporate-governance/governance-overview. Our Board of Directors also has a Real Estate Committee. Directors who are members of these committees serve until their resignation or until as otherwise determined by our Board of Directors.

Audit Committee	Compensation Committee
John Kyees (Chair) Rick Doody Gary Lewis	Albert Adams (Chair) Bill Beargie Alexis DePree John M. Roth
9 meetings during 2022	3 meetings during 2022

Nominating & Corporate Governance Committee	Real Estate Committee
Andrea Hyde (Chair) Rick Doody John M. Roth	Gary Lewis (Chair) Brad Brutocao Rick Doody Andrea Hyde
6 meetings during 2022	7 meetings during 2022

Audit Committee

Our Audit Committee consists of John Kyees, Gary Lewis, and Rick Doody, with Mr. Kyees serving as Chair. Our Board of Directors has determined that Messrs. Kyees, Lewis, and Doody meet the definition of “independent director” under the listing standards of Nasdaq and SEC rules and regulations. Mr. Beargie serves as a Trustee of the Founder Family Trusts,2 and may be deemed to be affiliated with the Company. Accordingly, Mr. Beargie does not satisfy the independence requirements for audit committee service. Mr. Beargie served on the Audit Committee through November 4, 2022, as a non-independent director under the Nasdaq rules that permitted the Company to phase-in our compliance with the independence requirements for our Audit Committee within one year of the Company’s listing date.

2 “Founder Family Trusts” refers to (i) the Reed 2013 Generation Skipping Trust, or the 2013 Trust, which is an irrevocable trust and of which Messrs. Albert Adams and Bill Beargie are trustees, and (ii) the 2018 Reed Dynasty Trust, or the 2018 Trust, which is an irrevocable trust and of which Messrs. Albert Adams and Bill Beargie are trustees.

Our Board of Directors determined that Mr. Kyees qualifies as an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K.

Our Audit Committee has the following responsibilities, among other matters:

•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm its independence from management;
•	discussing the scope and results of the audit with the independent registered public accounting firm;
•	reviewing with management and the independent registered public accounting firm our interim and year-end operating results;
•

overseeing the financial reporting process and discussing with management and the independent registered public accounting firm the interim and annual financial statements that we will file with the SEC;

•	reviewing and monitoring our accounting policies and principles and internal controls; and
•	establishing procedures for the confidential submission of concerns about questionable accounting, internal controls, or auditing matters.

Compensation Committee

Our Compensation Committee consists of Albert Adams, John Roth, and Bill Beargie, as well as Alexis DePree, who was appointed to the committee on March 2, 2023, with Mr. Adams serving as Chair. Our Compensation Committee has the following responsibilities, among other matters:

•	reviewing and approving the compensation of our executive officers and Directors;
•	reviewing, approving, and making recommendations to our Board of Directors about incentive compensation and equity compensation plans; and
•	appointing and overseeing any compensation consultants.

The Compensation Committee may, in its sole discretion, retain or obtain the advice of compensation consultants, counsel, or other advisors to carry out its duties. The Compensation Committee must consider such third party’s independence from Company management before selecting or receiving their advice.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is, or has been, an officer or employee of our Company, other than Mr. Beargie, who was the Chief Financial Officer of the predecessor of the Company from 1987 to 1997. None of our executive officers served as a member of the board of directors or compensation committee (or other board committee serving an equivalent function) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Nominating & Corporate Governance Committee

Our Nominating & Corporate Governance Committee consists of Andrea Hyde, Rick Doody, and John Roth, with Ms. Hyde serving as Chair. Our Nominating & Corporate Governance Committee is responsible for, among other matters:

•	identifying, evaluating, and selecting, or making recommendations to our Board of Directors about nominees for election to our Board of Directors and its committees;
•	evaluating the performance of our Board of Directors and of individual Directors;
•	reviewing and making recommendations to our Board of Directors regarding Director independence determinations;
•	making recommendations to our Board of Directors about the composition of the Board of Directors and its committees; and
•	developing and recommending to our Board of Directors corporate governance guidelines and principles.

The Nominating & Corporate Governance Committee recommends potential Director candidates to the Board. In making its recommendations, consistent with the Committee’s charter, the Committee considers qualifications and qualities, such as age, skills, gender, ethnicity, areas of expertise, and other relevant factors as they relate to the current Board composition. There are no other stated criteria for Director nominees, and the Board may establish criteria for nominee evaluation.

The Nominating & Corporate Governance Committee identifies nominees by first determining whether current Board members are willing to continue to serve and the appropriate size of the Board. If any Board member does not wish to continue to serve, if the Committee or Board decides not to nominate a member for re-election, or if there is otherwise a vacancy on the Board, then the Committee identifies the desired skills and experience in light of the criteria outlined above. The Committee then seeks potential Director candidates through recommendations from the Board, senior management, stockholders, and third parties. The Committee may retain a search consultant to supplement potential Board candidates if it deems it advisable.

Each of Messrs. Brutocao and Doody and Ms. Hyde were nominated for re-election as a Director because the Board and Nominating & Corporate Governance Committee believe that they have demonstrated leadership experience, deep knowledge of the Company, specific industry experience, and experience with capital market transactions. Ms. DePree was identified as a potential board nominee by a search consultant and was appointed to the Board because of her significant experience with supply chain management in the retail industry. The Board and the Committee believe that the skills and qualifications of each of the nominees, combined with each Director’s background and ability to work in a positive and collegial fashion, benefit the Company and its stockholders by creating a strong and effective Board.

In connection with the IPO, we entered into an investor rights agreement with the Freeman Spogli Funds3, our Founder, and the Class B Trusts4 (the “Investor Rights Agreement”), pursuant to which the Freeman Spogli Funds are entitled to nominate (a) two Directors for election to our Board of Directors for so long as the Freeman Spogli Funds collectively hold 60% or more of the shares of Class A common stock held by Freeman Spogli Funds immediately prior to the completion of the IPO, and (b) one Director for election to our Board of Directors for so long as the Freeman Spogli Funds collectively hold 20% or more of the shares of Class A common stock held by Freeman Spogli Funds immediately prior to the completion of the IPO. Pursuant to the terms of the Investor Rights Agreement, the Freeman Spogli Funds, our Founder, and the Class B Trusts agreed to vote in favor of Freeman Spogli Funds’ nominees and our Founder or his designee to our Board of Directors. In addition, subject to certain conditions, the Investor Rights Agreement provides the Freeman Spogli Funds with certain rights with respect to board committee membership, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

The Freeman Spogli Funds nominated Messrs. Brutocao and Roth to serve as Directors in 2021, nominated Mr. Roth for re-election to our Board of Directors in 2022, and has nominated Mr. Brutocao for re-election to our Board of Directors at the Annual Meeting.

The Nominating & Corporate Governance Committee will consider stockholder suggestions concerning qualified candidates for election as Directors. To recommend a prospective nominee for the Committee’s consideration, a stockholder must submit the candidate’s name and qualifications to the Company’s Secretary, Allan Churchmack, at the following address: Arhaus, Inc., 51 E. Hines Hill Road, Boston Heights, Ohio 44236. The Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board. However, in determining qualifications for new Directors, the Committee will consider potential members’ independence, as well as diversity, age, skill, and experience in the context of the Board’s needs.

Stockholders who wish to nominate Directors directly for election at an annual meeting must do so in accordance with the procedures in our bylaws. See “STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING” for more information about the procedures for direct nominations.

Real Estate Committee

Our Real Estate Committee consists of Gary Lewis, Rick Doody, Andrea Hyde, and Brad Brutocao, with Mr. Lewis serving as Chair. Our management team works with the Real Estate Committee to identify potential markets and attractive locations for new showrooms.

3 The “Freeman Spogli Funds” refers to the FS Equity Partners VI, L.P. and FS Affiliates VI, L.P. funds affiliated with Freeman Spogli & Co. Each of Messrs. Brad J. Brutocao, Bradford M. Freeman, Benjamin D. Geiger, Todd W. Halloran, John S. Hwang, Christian B. Johnson, Jon D. Ralph, John M. Roth, J. Frederick Simmons, and Ronald P. Spogli is a managing member of FS Capital Partners VI, LLC, the general partner of FS Equity Partners VI, L.P. and FS Affiliates VI, L.P.

4 The “Class B Trusts” include (i) the John P. Reed Trust dated 4/29/1985, as amended, or the 1985 Trust, of which Mr. Reed is trustee, (ii) the Reed 2013 Generation Skipping Trust, or the 2013 Trust, of which Messrs. Adams and Beargie are trustees, (iii) The John P. Reed 2019 GRAT, of which Mr. Reed is trustee, and (iv) the 2018 Reed Dynasty Trust, or the 2018 Trust, of which Messrs. Adams and Beargie are trustees.

Hedging, Short Sales and Pledging of Shares

Under our Insider Trading Policy, each employee, officer and Director of the Company is prohibited from buying or selling our securities when he or she is aware of material, non-public information about the Company, or information about other public companies which he or she learns as our employee or Director. These individuals are also prohibited from providing such information to others. In addition, this policy prohibits officers and directors from engaging in short sales of Company stock and from buying or selling any derivative securities related to Company stock. Officers and Directors may not engage in hedging transactions or invest in financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities. Directors and executive officers may not pledge Company securities as collateral for a loan.

Contacting the Board of Directors

Any stockholder who desires to contact our non-employee Directors may do so by writing to the Company’s Secretary, Allan Churchmack, at the following address: Arhaus, Inc., 51 E. Hines Hill Road, Boston Heights, Ohio 44236. Our Secretary will forward all appropriate correspondence to the Board of Directors.

BUSINESS CONDUCT AND ETHICS

The Company adopted a Code of Business Conduct and Ethics, available on our website at https://ir.arhaus.com/corporate-governance/governance-overview. It is our general policy to conduct business activities and transactions with the highest level of integrity and ethical standards and in accordance with all applicable laws. All Company Directors, officers, and employees are subject to the code.

DIRECTOR COMPENSATION

Each non-employee Director, other than Messrs. Brutocao and Roth, receives an annual retainer of $75,000. In addition, the non-employee Director serving as the Chair of our Audit Committee receives an additional annual retainer of $20,000, the Chairs of each of our Compensation Committee, Nominating and Corporate Governance Committee and Real Estate Committee receive an additional annual retainer of $15,000, and the Independent Lead Director receives an additional annual retainer of $30,000, in each case earned on a quarterly basis. Each non-employee Director, other than Messrs. Brutocao and Roth, also receives an annual restricted stock unit award with a grant date value of $110,000 (with prorated awards made to Directors who join on a date other than an annual meeting), which generally vests in full one year after the date of grant, subject to the non-employee Director continuing in service through such date. The vesting of this award accelerates and vests in the event a Director’s service is terminated for any reason other than a removal in accordance with the Company’s Amended and Restated Bylaws.

The following table sets forth the compensation paid to the Company’s non-employee Directors during the 2022 fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Albert Adams	$120,000	$110,003	-	$230,003
Bill Beargie	$75,000	$110,003	-	$185,003
Brad Brutocao	-	-	-	-
Alexis DePree (2)	-	-	-	-
Rick Doody	$75,000	$110,003	-	$185,003
Andrea Hyde	$90,000	$110,003	-	$200,003
John Kyees	$95,000	$110,003	-	$205,003
Gary Lewis	$90,000	$110,003	-	$200,003
John M. Roth	-	-	-	-

(1)

Represents grant date fair value of RSU awards. Awards were granted on August 2, 2022, and valued based on that day’s closing price of $5.75. All awards will vest on August 2, 2023, if the individual remains a director until that date.

(2)	Ms. DePree was appointed to the Board on March 2, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Company common stock as of March 20, 2023 with respect to each person known to be a beneficial owner of more than five percent (5%) of the outstanding common stock and each Director and named executive officer of the Company, individually and as a group. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Arhaus, Inc., 51 E. Hines Hill Road, Boston Heights, Ohio 44236.

	Class A Common Stock Beneficially Owned (1)		Class B Common Stock Beneficially Owned		Combined Voting Power (2)
Name of Beneficial Owner	Number	%	Number	%	Number	%

5% Stockholders
FS Equity Partners VI, L.P. (3)(6)	29,280,391	20.91%	—	—	29,280,391	3.17%

Named Executive Officers and Directors
John Reed (4)(6)	51,100	*	45,078,259	32.18%	45,129,359	48.79%
Dawn Phillipson	644,985	*	—	—	644,985	*
Kathy Veltri	450,858	*	—	—	450,858	*
Albert Adams (5)(6)	25,000	*	42,037,341	30.02%	42,062,341	45.49%
Bill Beargie (5)(6)	34,000	*	42,037,341	30.02%	42,071,341	45.49%
Brad Brutocao (3)(6)	—	—	—	—	—	—
Rick Doody	35,000	*	—	—	35,000	*
Andrea Hyde	—	—	—	—	—	—
John Kyees	—	—	—	—	—	—
Gary Lewis	—	—	—	—	—	—
John Roth (3)(6)	—	—	—	—	—	—
Alexis DePree	—	—	—	—	—	—
All executive officers and Directors as a group (17 individuals)	2,131,077	1.52%	87,115,600	62.21%	89,246,677	94.50%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)

Beneficial ownership excludes unvested RSUs and PSUs that will not vest within 60 days of March 20, 2023. The number of unvested RSUs held is 19,131 for each current non-employee director, with the exception of Mr. Brutocao, Ms. DePree and Mr. Roth, who each hold 0 unvested RSUs. Ms. Phillipson and Ms. Veltri each hold 58,557 unvested PSUs and 19,519 unvested RSUs.

(2)

Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class. Each share of Class A common stock and each share of Class B common stock entitles the registered holder thereof to one vote and ten votes per share, respectively, on all matters presented to stockholders for a vote generally.

(3)

FS Capital Partners VI, LLC, as the general partner of FS Equity Partners VI, L.P. has the sole power to vote and dispose of the shares of our common stock owned by the FS Equity Partners VI, L.P. Messrs. Brad J. Brutocao and John Roth are managing members of FS Capital Partners VI, LLC, and are members of Freeman Spogli & Co., and as such may be deemed to be the beneficial owners of the shares of our common stock owned by FS Equity Partners VI, L.P. Messrs. Brutocao and Roth each disclaims beneficial ownership in the shares except to the extent of his pecuniary interest in it. The business address of FS Equity Partners VI, L.P. and FS Capital Partners VI, LLC is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

(4)

Represents (i) 10,000 shares of Class A common stock held by John P. Reed directly, (ii) 100 shares of Class A common stock held by Mr. Reed indirectly, as custodian for the benefit of a minor child, (iii) 41,000 shares of Class A common stock held by the John P. Reed Trust dated 4/29/1985, as amended, of which Mr. Reed is trustee and (iv) 45,078,259 shares of Class B common stock held by the John P. Reed Trust dated 4/29/1985, as amended, of which Mr. Reed is trustee.

(5)

Represents 42,037,341 shares of Class B common stock held as follows: (i) 5,566,589 shares of Class B common stock held by the Reed 2013 Generation Skipping Trust, of which Messrs. Adams and Beargie are trustees; and (ii) 36,470,752 shares of Class B common stock held by the 2018 Reed Dynasty Trust, of which Messrs. Adams and Beargie are trustees. Neither Messrs. Adams nor Beargie have any pecuniary interest in the shares, and each disclaims beneficial ownership in such shares.

(6)

Pursuant to the terms of the investor rights agreement, the Freeman Spogli Funds, the Founder and the Founder Family Trusts agree to vote in favor of the Freeman Spogli Funds’ nominees and our Founder or his designee to our Board of Directors. As a result, the Freeman Spogli Funds, the Founder and the Founder Family Trusts may be deemed to be the beneficial owner of the shares of common stock owned by the other. Each of the Freeman Spogli Funds, the Founder and the Founder Family Trusts expressly disclaims beneficial ownership of the shares of common stock not directly held by it, and such shares have not been included in the table above for purposes of calculating the number of shares beneficially owned by the Freeman Spogli Funds, the Founder or the Founder Family Trusts. For a more detailed description of the investor rights agreement, see “Board Committees and Meetings - Nominating and Corporate Governance Committee.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

POLICY

Pursuant to the Related Party Transactions Policy, the Audit Committee reviews and must approve or disapprove all related party transactions. Proposed transactions between the Company and related persons (“Related Person(s)”), as defined in Regulation S-K Item 404 under the Securities Act of 1933, as amended (the “Securities Act”), are submitted to the Audit Committee for full consideration. The relationship of the parties and the terms of the proposed transaction are reviewed and discussed by the Audit Committee, and the Audit Committee may approve or disapprove the Company entering into the transaction. All related party transactions, whether or not such transactions must be disclosed under Regulation S-K Item 404, are approved or disapproved by the Audit Committee pursuant to the policy.

In connection with the review and approval or ratification of a Company transaction with a Related Person, the Audit Committee considers the following, among other items:

•

the basis on which the person is a Related Person, the material terms of the Related Person transaction, including the approximate dollar value of the amount involved in the transaction and all the material facts as to the Related Person’s direct or indirect interest in, or relationship to, the Related Person transaction;

•

whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, such transaction;

•	whether the Related Person transaction complies with the terms of our agreements that may limit or restrict our ability to enter into a Related Person transaction and governing law; and
•	whether the Related Person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules and regulations.

In addition, the Board of Directors, in connection with any approval or ratification of a Related Person transaction involving a non-employee Director or Director nominee, should consider whether such transaction would compromise the Director or Director nominee’s status as an “independent” or “outside” director under the rules and regulations of the SEC, the Nasdaq and the U.S. Internal Revenue Code of 1986, as amended.

TRANSACTIONS WITH RELATED PERSONS

Since the beginning of the 2022 fiscal year, the following transactions have occurred, or are proposed, which involve the Company and a Related Person as defined in Regulation S-K Item 404 under the Securities Act for an amount exceeding $120,000.

Lease Agreements

We lease a distribution center in Conover, North Carolina from Premier Conover, LLC, a company of which our Founder indirectly owned 40% on December 31, 2022. The initial term of the lease is twelve years, commencing upon the completion of the distribution center in 2021. We have the option to extend the lease for an additional ten-year term at fixed rental payments and two additional five-year terms thereafter at fair market rental payments upon the same terms and conditions as the initial term. As of December 31, 2022, the minimum monthly base rent was $247,917, which includes applicable common area maintenance expenses and real estate taxes. Lease payments under the lease agreement totaled $3,669,748 for the year ended December 31, 2022.

We lease a warehouse in Walton Hills, Ohio from Pagoda Partners, LLC, a company of which our Founder indirectly owns 50%. The term of the lease expires in April 2024. Subject to the landlord’s written approval and acceptance, we have the option to extend the lease for additional one-year terms. We also have the option to purchase the facility at a purchase price of fair market value but not less than the minimum price for which Pagoda Partners, LLC acquired the property. As of December 31, 2022, the monthly rent is $113,242 which includes applicable common area maintenance and insurance expenses. Lease payments under the lease agreement totaled $1,599,816 for the year ended December 31, 2022.

We lease our Outlet in Brooklyn, Ohio from Brooklyn Arhaus, a company of which our Founder and Mr. Beargie, a Director of Arhaus, Inc., own 85% and 15%, respectively. As of December 31, 2022, the monthly base rent is $19,995 plus applicable common area maintenance expenses and real estate taxes. Lease payments under the lease agreement totaled $290,682 for the year ended December 31, 2022.

Other

Ryan Reed, Vice President, Development of the Company, is the son of our Founder. His salary in fiscal year 2022 was $333,620, and he earned compensation totaling $1,160,621 in fiscal year 2022.

EXECUTIVE COMPENSATION

The following discussion provides an overview of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during fiscal year 2022, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal year 2022, and the material factors considered in making those decisions. Compensation decisions with respect to our executive officers are made by the Compensation Committee. Our named executive officers for fiscal year 2022, which consist of our principal executive officer and our two next most highly compensated executive officers who were serving as executive officers as of December 31, 2022 are:

•	John Reed, who serves as President, Chief Executive Officer and Director and is our principal executive officer;
•	Dawn Phillipson, who serves as Chief Financial Officer and is our principal financial officer; and
•	Kathy Veltri, who serves as Chief Retail Officer.

We are an emerging growth company and have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our named executive officers.

Details of our Compensation Program

Compensation Philosophy, Objectives, and Rewards

Our executive compensation program has been designed to provide a total compensation opportunity to motivate, reward, attract, and retain high-caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our objectives and business strategy and direct management’s efforts toward the achievement of the Company’s financial performance goals. Our compensation program for our executives rewards both short- and long-term performance through a mix of cash and equity compensation, providing our executives with an opportunity to share in the appreciation of our business and generation of shareholder value.

Our compensation philosophy reflects the following general principles:

•	support long-term sustainable business growth by attracting, retaining and motivating innovative, effective, and engaged leaders;
•	apply consistent principles that support ethical leadership of Arhaus in the highly competitive retail landscape;
•	consider the marketplace, Arhaus performance, and individual contributions when making compensation decisions; and
•	create incentives aligned with achievement of the Company’s goals to drive long-term sustainable value for all our stakeholders.

We have historically maintained an annual cash incentive program providing for payouts based on the achievement of Company performance objectives. Prior to our IPO, we also granted incentive units to our executives, which units were exchanged for restricted shares of Class A common stock or Class B common stock in connection with the IPO. These incentive programs were designed to reward achievement of our long-term business objectives while promoting executive retention and reinforcing executive interest in Arhaus and its performance.

As Arhaus grows, we intend to continue to emphasize “at-risk” compensation based on the achievement of performance objectives in order to drive our performance objectives and appropriately align the financial interests of our executive officers to those of our stockholders.

Determination of Executive Compensation

The Compensation Committee is responsible for establishing, implementing, and monitoring adherence to the Company’s compensation philosophy for the CEO and other executive officers. In making executive compensation determinations, the Compensation Committee works together with our CEO to review the effectiveness of our program and determine awards for our executives (other than with respect to his own compensation).

The Committee also retained Aon Hewitt, an independent compensation consultant (the “Compensation Consultant”), in 2022 to advise on executive compensation matters. The Compensation Consultant reports directly to the Compensation Committee and provides expertise to the Committee and management on the design of appropriate executive compensation plans, analysis of the effectiveness of existing plans, and the market-competitiveness of base salary, annual incentive levels, and long-term incentive awards. The Compensation Consultant did not provide any additional services to the Company during 2022. In connection with its engagement of the Compensation Consultant, the Committee conducted a conflict of interest assessment of Aon Hewitt and found that no conflicts of interest exist.

Elements of our Executive Compensation Program

The Company’s executive compensation program consists of the following elements, each established in order to achieve the compensation objective specified below:

Compensation Element	Desired Objectives and Key Features
Base Salary	Attracts and retains key talent by offering base cash compensation at competitive levels
Cash-Based Incentive Compensation	Provides short-term incentives based on the Company’s annual performance
Equity Compensation	Provides long-term equity incentives to align the interests of our named executive officers and stockholders and to retain key talent
Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Creates clarity around termination or change in control events and provides for retention of executives
Health and Welfare Benefits	Offers market-competitive benefits

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries for our named executive officers are reviewed annually by the Compensation Committee. The Compensation Committee considers (i) competitive market data provided by the Compensation Consultant for base salary, annual incentive targets and long-term incentive awards, (ii) the recommendations of the CEO, and (iii) the experience, tenure, and performance of each executive.

The following table sets forth the base salary and adjustments for fiscal year 2022 for each named executive officer:

Named Executive Officer	2021 Base Salary	2022 Base Salary	Increase
John Reed	$1,297,800	$1,400,000	7.87%
Dawn Phillipson	$400,000	$460,000	15%
Kathy Veltri	$404,309	$460,000	13.77%

Cash-Based Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program.

Annual Incentive Plan

For fiscal year 2022, the Compensation Committee adopted a cash-based incentive plan, the Arhaus Incentive Plan (“AIP”), in which certain team members, including our named executive officers, participated. Each participant had a target incentive amount based on a percentage of base salary for 2022 (“Target Incentive”). In fiscal year 2022, the Target Incentives for our named executive officers were as follows:

Named Executive Officer	Target Incentive as Percentage of Salary
John Reed	60%
Dawn Phillipson	60%
Kathy Veltri	50%

Awards under the AIP were based on the Company’s achievement towards goals established for two metrics: (a) 2022 Adjusted EBITDA (before bonus) and (b) 2022 demand. Adjusted EBITDA is defined on the same basis and using the same criteria that were applied in connection with establishing the 2022 budget and was calculated before giving effect to payments under the AIP. Adjusted EBITDA is defined as EBITDA (net income before depreciation and amortization, interest expense and taxes) further adjusted for equity based compensation expense, annual corporate bonus expense and other expenses. Demand is an operating metric that we use to measure the dollar value of orders (based on purchase price) at the time the order is placed, net of the dollar value of cancellations and returns (based on unpaid purchase price and amount credited to client).

In establishing the levels of Adjusted EBITDA and demand that would earn payouts, the Compensation Committee used a matrix of potential results based on business expectations. The Compensation Committee determined a threshold AIP payout of 20% of Target Incentive and a maximum AIP payout of 200% of Target Incentive. For fiscal year 2022, the Company reported very strong financial results and, based on the performance goals established, a payout equal to 200% of Target Incentive was achieved. The AIP amounts awarded to each named executive officer for fiscal year 2022 are set forth below in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

In connection with our IPO, the Board adopted the 2021 Equity Incentive Plan in order to facilitate the grant of cash and equity incentives to Directors, team members (including our named executive officers), and consultants of the Company and certain of its affiliates and to enable the Company and certain of its affiliates to obtain and retain the services of these individuals, which is essential to our long-term success.

A substantial portion of compensation for our executive officers (other than John Reed) is in the form of long-term equity compensation. For 2022, equity compensation consisted of restricted stock units (“RSUs”) and performance stock units (“PSUs”) from the 2021 Equity Incentive Plan. This design ensures that the majority of compensation opportunity is linked to the Company’s financial performance.

Each RSU represents a contingent right to receive one share of the Company’s Class A common stock upon vesting. The RSUs vest in one-third increments on each of the first, second and third anniversary of the date of grant, provided that the executive officer continues to serve the Company through the applicable vesting date (“Continuous Service”).

Each PSU represents a contingent right to receive one share of the Company’s Class A common stock. The number of PSUs earned will be based on the Company’s financial performance as measured against pre-established target goals for (1) cumulative demand revenue and (2) a cumulative adjusted EBITDA metric over the performance period beginning on January 1, 2022 and ending on December 31, 2024 (the “Performance Period”). PSUs will vest as of the end of the Performance Period subject to the executive officer’s Continuous Service, but will not settle and payout until the number of PSUs earned is determined by the Compensation Committee. The executive officer may earn between 0% and 200% of the PSU Target Award based on the Company’s achievement of the performance goals.

On August 2, 2022, the Compensation Committee approved the equity awards set forth in the table below.

Named Executive Officer	RSUs	PSUs Target Award
John Reed	0	0
Dawn Phillipson	12,500	37,500
Kathy Veltri	12,500	37,500

Perquisites and Other Benefits

We provide select perquisites to aid in the performance of the named executive officers’ respective duties and to provide competitive compensation with executives with similar positions and levels of responsibilities. For fiscal year 2022, Mr. Reed was permitted to use the company airplane for personal use. Ms. Phillipson received a monthly cell phone allowance and Ms. Veltri received a monthly car allowance. Mr. Reed and Ms. Phillipson also received an employee discount for Arhaus merchandise in excess of the discount provided to employees generally. For additional information regarding perquisites provided to our named executive officers, see “Summary Compensation Table” below.

We maintain a corporate aircraft that is used primarily for business travel by our executive officers. As noted above, we permit Mr. Reed to use this aircraft for personal use. We determine the incremental cost of the personal use of our corporate aircraft based on the variable operating costs to us in connection with such personal use. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage.

Health and Welfare Benefits

All of our full-time time team members, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	health savings account;

•	short-term and long-term disability insurance; and

•	basic, supplemental, spousal, and dependent life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

401(k) Plan

We currently maintain a 401(k) retirement savings plan for our team members, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the terms as defined by the IRS. They are eligible to contribute on a pre-tax basis through contributions to the 401(k) plan, subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions to eligible participants. We match up to 4% of the employee contributions in the 401(k) plan if the employee contributes 4%. Company matching contributions vest immediately. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our team members, including our named executive officers, in accordance with our compensation philosophy.

Severance and Other Benefits Payable upon Termination of Employment or Change in Control

Our named executive officers, except Mr. Reed, have employment agreements with the Company, pursuant to which they are entitled to receive certain benefits upon qualifying termination. See the section “Potential Payments upon Termination or Change in Control” below for additional information regarding these benefits.

The following table shows the elements of compensation paid or earned during fiscal years 2022 and 2021 for each of our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
		$	$	$	$	$	$
John Reed President and Chief Executive Officer	2022 2021	1,379,953 1,293,438	- -	- -	1,655,944 1,552,127	563,941 426,953	3,599,838 3,272,518
Dawn Phillipson Chief Financial Officer	2022 2021	448,231 396,678	- 1,813,237	287,500 2,262,500	537,877 476,014	29,781 21,077	1,303,389 4,969,506
Kathy Veltri Chief Retail Officer	2022 2021	449,076 402,950	- -	287,500 -	449,076 402,950	34,932 22,896	1,220,584 828,796
(1)	Amounts for each named executive officer reflect the increases to the executive’s base salary made effective February 27, 2022.
(2)

Amounts reflect the aggregate grant date fair value in accordance with ASC Topic 718. The assumptions used in calculating the fair value can be found under Note 9 in the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair values in the table do not necessarily correspond to the actual value that will be realized by the named executive officers.

(3)	Amounts reflect the performance bonus amounts payable to each named executive officer with respect to fiscal year 2022 under the AIP Plan.
(4)

Amounts reflect for 2022: for Mr. Reed, (i) long-term disability insurance premiums equal to $1,290 paid by the Company on Mr. Reed’s behalf, (ii) a discount on merchandise above the employee discount in the amount of $193,449, (iii) a $13,386 401(k) matching contribution made by the Company to the account of Mr. Reed, and (iv) $355,816 for the Company’s incremental costs related to the personal use of the Company airplane; for Ms. Phillipson, (i) long-term disability insurance premiums equal to $1,290 paid by the Company on Ms. Phillipson’s behalf, (ii) a $18,654 401(k) matching contribution made by the Company to the account of Ms. Phillipson, (ii) a discount on merchandise above the employee discount in the amount of $9,357, and (iii) a $40 monthly cell phone allowance; and for Ms. Veltri, (i) long-term disability insurance premiums equal to $1,290 paid by the Company on Ms. Veltri’s behalf, (i) a $945 monthly car allowance, and (ii) a $22,302 401(k) matching contribution made by the Company to the account of Ms. Veltri.

OUTSTANDING EQUITY AWARDS AT 2022 YEAR END

Stock Awards(1)
Name	Grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(2)
John Reed	—	—	—	—	—
Dawn Phillipson	1/31/2018(3) 1/31/2019(4) 5/19/2021(5) 8/2/2022(6) 8/2/2022(7)	69,206 42,955 97,256 — 12,500	674,759 418,811 948,246 — 121,875	— — — 37,500 —	— — — 365,625 —
Kathy Veltri	1/31/2018(3) 8/2/2022(6) 8/2/2022(7)	138,410 — 12,500	1,349,498 — 121,875	— 37,500 —	— 365,625 —
(1)

All outstanding equity awards reported in this table were granted under either the pre-IPO plan (in the case of awards granted pre-IPO) or the 2021 Equity Incentive Plan (in the case of awards granted since our IPO). Restricted shares were exchanged for incentive units granted under the pre-IPO plan at the time of the IPO and in connection with the reorganization as described herein.

(2)	Calculated by multiplying the number of unvested shares of stock by $9.75, the closing market price of our Class A common stock on December 30, 2022.
(3)	The restricted shares vested on January 31, 2023.
(4)	21,478 restricted shares vested on January 31, 2023, and 21,477 restricted shares vest on January 31, 2024, subject to Ms. Phillipson’s continued service through such vesting date.
(5)	24,314 restricted shares vest on each May 19, 2023 through 2026, subject to Ms. Phillipson’s continued service through such vesting date.
(6)

The PSUs vest as to 100% on December 31, 2024, contingent on the recipient’s continued service through such vesting date assuming a payout at target performance. The actual number of shares that may be earned ranges from 0% to 200% based upon the achievement of performance targets for the three-year period beginning January 1, 2022 and ending on December 31, 2024.

(7)	The RSUs vest in three equal annual installments beginning on August 2, 2023, subject to the recipient’s continued service through each vesting date.

NAMED EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

John Reed

We do not have an employment agreement with Mr. Reed.

Dawn Phillipson

On February 8, 2019, we entered into an agreement with Ms. Phillipson, or the CFO Agreement, providing for her at-will employment with us and for severance payments and benefits upon certain qualifying terminations of Ms. Phillipson’s employment. Pursuant to the CFO Agreement, if Ms. Phillipson’s employment is terminated by us without Cause, or by

Ms. Phillipson with Good Reason, then, subject to her timely signing and non-revocation of a release of claims, she will be entitled to: (i) a lump sum payment equal to six (6) months of base salary; and (ii) a lump sum amount equal to six (6) months of COBRA.

For purposes of the CFO Agreement, “Cause” means (i) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of Ms. Phillipson’s employment with the Company; (ii) intentional engagement in any competitive activity which would constitute a breach of her duty of loyalty to the Company; or (iii) the willful and continued failure to substantially perform her duties for the Company (other than as a result of incapacity due to physical or mental illness). For purposes of this paragraph, an act, or failure to act, shall not be deemed willful or intentional, as those terms are used herein, unless it is done, or omitted to be done, by Ms. Phillipson in bad faith or without a reasonable belief that her action or omission was in the best interest of the Company. Failure to meet performance standards or objectives, by itself, does not constitute “Cause.” “Good Reason” means the occurrence of one or more of the following events arising without her express written consent, but only if Ms. Phillipson’s resignation follows notification to the Company in writing within thirty (30) days following the Company’s awareness of the occurrence of the event and the event remains uncured for at least fifteen (15) days after such notice: (i) a reduction in her base salary and/or Target Bonus potential; (ii) a diminution in her employee benefits from those provided to other executives at a similar level, as such benefits may be modified from time to time; (iii) a material diminution in her authority, duties or responsibilities; or (iv) the Company requires her to be based anywhere other than within fifty (50) miles of Boston Heights, Ohio.

Kathy Veltri

On March 4, 2019, we entered into an agreement with Ms. Veltri, or the CRO Agreement, providing for her at will employment with us and for severance payments and benefits upon certain qualifying terminations of Ms. Veltri’s employment.

Pursuant to the CRO Agreement, if Ms. Veltri’s employment is terminated by us without Cause, or by Ms. Veltri with Good Reason, then, subject to her timely signing and non-revocation of a release of claims, she will be entitled to: (i) a lump sum payment equal to six (6) months of base salary; and (ii) a lump sum amount equal to six (6) months of COBRA.

For purposes of the CRO Agreement, “Cause” and “Good Reason” have the same meaning as in the CFO Agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments upon Termination

The following is a description of the payments that may be made to our named executive officers upon several events of termination or a change in control.

Pursuant to the employment agreements with each of Ms. Phillipson and Ms. Veltri, if the named executive officer’s employment is terminated by the Company without Cause, then, subject to her timely signing and non-revocation of a release of claims, she will be entitled to: (i) a lump sum payment equal to six (6) months of base salary and (ii) a lump sum amount equal to six (6) months of COBRA.

Restricted Shares

Prior to the IPO and our corporate reorganization, we granted incentive units that gave the grantee the right to participate in future profits and appreciation in the value of our operating business, Arhaus, LLC. These incentive units were exchanged at the time of the IPO and in connection with the reorganization for shares of Class A common stock (or Class B common stock in the case of Mr. Reed). A portion of such shares vested at the time of the IPO, and the remaining shares were issued as restricted shares of Class A common stock (or Class B common stock in the case of Mr. Reed) (the “Restricted Shares”). The terms of the LLC operating agreement which governed the incentive units provided for full acceleration of each of the named executive officer’s incentive units in the event of a change in control. As described herein, the Restricted Shares are subject to the same terms, and will vest in full in the event of a change in control. Certain Restricted Shares held by Ms. Phillipson shall also vest upon a termination of employment without Cause pursuant to their terms.

RSUs

If the executive officer’s Continuous Service terminates for any reason other than death, Disability or in connection with a Change in Control (as such terms are defined in the 2021 Equity Incentive Plan), unless the Compensation Committee determines otherwise, all RSUs that are unvested at the time of such termination shall be forfeited and canceled immediately without consideration. If the executive officer’s Continuous Service terminates due to death or Disability, any unvested RSUs will become fully vested. If there is a Change in Control, unless otherwise determined by the Compensation Committee, any unvested RSUs that are not assumed or substituted with a substantially equivalent award by the successor corporation will become fully vested immediately prior to the Change in Control. If the executive officer’s Continuous Service is terminated without Cause (as defined in the 2021 Equity Incentive Plan) within the sixty (60) days preceding or the twenty-four (24) months following the Change in Control, then any unvested RSUs shall vest upon the later of the date of the termination of Continuous Service and the date of the Change in Control.

PSUs

If the executive officer’s Continuous Service terminates for any reason other than: (i) for Cause (as defined in the 2021 Equity Incentive Plan); (ii) death; (iii) Disability; or (iv) in connection with a Change in Control, unless the Compensation Committee determines otherwise, all unvested PSUs shall be forfeited and canceled immediately without consideration. If the executive officer’s Continuous Service terminates for Cause, the PSUs, whether or not vested, will be forfeited and canceled immediately without consideration. If the executive officer’s Continuous Service terminates due to death prior to the end of the Performance Period, the PSUs will be earned and paid immediately based on the PSU Target Award. If the executive officer’s Continuous Service terminates due to death after the Performance Period, but prior to payout, the PSUs will be earned and paid based on the Company’s achievement of the performance goals as if the executive officer’s Continuous Service had not terminated. If the executive officer’s Continuous Service terminates due to Disability, the PSUs will be earned and paid based on the Company’s achievement of the performance goals as if the executive officer’s Continuous Service had not terminated.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,244,786(1)	N/A(2)	9,447,189(3)
Equity compensation plans not approved by security holders(4)	0	N/A	0
Total	1,244,786	N/A	9,447,189
(1)

Reflects grants of RSUs and PSUs at target level. Upon vesting of RSUs and PSUs, the holder has the right to receive shares of Class A common stock on a one-to-one basis. Maximum potential payout for the PSUs is 200% of target.

(2)	Not applicable because PSUs and RSUs do not have an exercise price.
(3)	Gives effect to reservation of shares of Class A Common Stock to payout PSUs at maximum level.
(4)	The Company does not maintain equity plans that have not been approved by its stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of:

•	The quality and integrity of the Company’s financial statements and accounting and financial reporting processes;
•	The Company’s compliance with legal and regulatory requirements;
•	The qualifications, independence, and performance of the independent auditor;
•	The design, implementation, and performance of the Company’s internal controls over financial reporting and internal audit function; and
•	Risk assessment and risk management.

The Company’s management is responsible for the preparation, presentation and integrity of Arhaus’ financial statements and for the effectiveness of internal control over financial reporting. The Company’s management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit of Arhaus’ annual financial statements, reviews of Arhaus’ quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (to the extent such requirement is applicable), and other procedures. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Arhaus management and PricewaterhouseCoopers LLP, the Company’s independent auditor;
•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•

Received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these discussions and review, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, and any amendment thereto, for the fiscal year ended December 31, 2022 for filing with the SEC.

Members of the Audit Committee:

John Kyees (Chair)

Rick Doody

Gary Lewis

PROPOSAL TWO: APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP served as the independent registered public accounting firm to the Company in 2021 and 2022. Although the Audit Committee has not yet engaged an independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023, it currently anticipates selecting PricewaterhouseCoopers LLP, and the Company is submitting the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for non-binding approval by the stockholders at the 2023 Annual Meeting. Stockholder approval or ratification of the selection of the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Company is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for approval as a matter of good corporate governance practice. Whether or not PricewaterhouseCoopers LLP is approved by the stockholders, the Audit Committee will consider whether it is appropriate to select PricewaterhouseCoopers LLP or another independent registered public accounting firm in its sole discretion without re-submitting the matter to the stockholders.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees

The Audit Committee must pre-approve any audit or permissible non-audit services. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All non-audit services were preapproved by the Audit Committee.

PricewaterhouseCoopers LLP billed the Company in fiscal year 2021 and 2022 the fees set forth in the table below:

	2021	2022
Audit Fees (1)	$3,659,681	$1,776,537
Audit-Related Fees (2)	$350,000	–
Tax Fees (3)	$703,070	$793,850
All Other Fees (4)	$6,031	$6,865
TOTAL	$4,718,782	$2,577,252
(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our financial statements and services that are normally provided by PwC in connection with regulatory filings. The aggregate fees paid to PwC for professional services rendered for the audit of our annual financial statements, the audits included in our registration statements on Form S-1 related to our Initial Public Offering, review of the quarterly financial information in our Form 10-Q and other required filings with the SEC.

(2)	Audit-Related Fees consist of fees billed for procedures in connection with the adoption of ASC 842, Leases.
(3)	Tax Fees consist of professional services rendered by a company aligned with the Company’s principal accountant for tax compliance, tax advice and tax planning.
(4)	All Other Fees consist of annual subscriptions to PwC’s Accounting Research online tool, Viewpoint, and Disclosure Checklist online tool.

The Board of Directors recommends that the stockholders vote FOR approval of the selection of PricewaterhouseCoopers LLP as the

Company’s independent accountant for the 2023 fiscal year.

Proxies will be voted FOR the approval unless otherwise specified.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

If a stockholder wants to submit, in accordance with SEC Rule 14a-8 under the Exchange Act, a proposal for inclusion in our proxy statement and form of proxy for presentation at the Company’s 2024 Annual Meeting of Stockholders, the proposal must be provided in the manner set forth in SEC Rule 14a-8 and received by the Company at our principal executive offices at the address below by December 1, 2023. If a stockholder wants to propose any matter for consideration of the stockholders at the 2024 Annual Meeting of Stockholders, including Director nominations and stockholder proposals other than a matter brought pursuant to SEC Rule 14a-8, our Bylaws require the stockholder to notify our Secretary in writing at the Company’s principal executive offices (address listed below) after January 19, 2024 and on or before February 18, 2024. If the 2024 Annual Meeting is advanced or delayed by more than thirty days, then the submission dates are subject to change.

The specific requirements and procedures for stockholder proposals and Director nominations are set forth in Article III, Section 3.2 of our Bylaws. The Company reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2024 annual meeting, no later than March 19, 2024). If the date of the 2024 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2024 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2024 annual meeting is first made.

Notices of intention to present proposals or nominate Directors at the 2024 Annual Meeting, and all supporting materials required by our bylaws, must be submitted to: Arhaus, Inc., c/o Secretary, 51 E. Hines Hill Road, Boston Heights, Ohio 44236.

HOUSEHOLDING

The SEC permits a single set of the annual report and proxy statement to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy form. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached annual report will be sent to certain beneficial stockholders who share a single address, unless any stockholder residing at that address gave contrary instructions. If any stockholder residing at such an address desires at this time to (i) receive a separate copy of this proxy statement and the attached annual report, (ii) receive a separate proxy statement and annual report in the future, or (iii) receive only one copy of proxy statements and annual reports to their address if currently receiving more than one, the stockholder should provide such instructions to the Company by calling Investor Relations at 440-439-7700, emailing Investor Relations at invest@arhaus.com, or by writing to Investor Relations, Arhaus, Inc., 51 E. Hines Hill Road, Boston Heights, Ohio 44236.

OTHER MATTERS

If the enclosed proxy is properly executed and returned to the Company, the persons named in it will vote the shares represented by such proxy at the meeting. If you properly complete your proxy form and send it to the Company in time to vote, your proxy (one of the individuals named in the proxy form) will vote your shares as you have directed. If you sign the proxy form but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors to elect the Director nominees listed in “Election of Directors” and to approve the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment.

Management does not know of any other matters which will be presented for action at the meeting.

By order of the Board of Directors,

/s/ Allan Churchmack

Allan Churchmack

Secretary

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/ARHS
● Cast your vote online
● Have your Proxy Card ready
● Follow the simple instructions to record your vote

PHONE Call 1-866-475-4767
● Use any touch-tone telephone
● Have your Proxy Card ready
● Follow the simple recorded instructions

MAIL
● Mark, sign and date your Proxy Card
● Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/ARHS

Arhaus, Inc.
Annual Meeting of Stockholders

For Stockholders of record as of March 20, 2023

TIME:	Thursday, May 18, 2023 9:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet
please visit www.proxydocs.com/ARHS for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Dawn Phillipson and Allan Churchmack (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Arhaus, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Arhaus, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

        FOR ON PROPOSALS 1 AND 2

BOARD OF DIRECTORS
	PROPOSAL		YOUR VOTE		RECOMMENDS
1.	To elect four Directors, each to serve a three-year term;

		FOR	WITHHOLD
	1.01 Brad Brutocao	☐	☐		FOR

	1.02 Alexis DePree	☐	☐		FOR

	1.03 Rick Doody	☐	☐		FOR

	1.04 Andrea Hyde	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To approve the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2023; and	☐	☐	☐	FOR

3.	To transact such other business as may properly come before the meeting.

You must register to attend the meeting online and/or participate at www.proxydocs.com/ARHS

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date